Exhibit d.6

NUVEEN INVESTMENT FUNDS, INC.

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT

WHEREAS, Nuveen Fund Advisors, Inc, a Delaware corporation (the “Manager “) and Nuveen Asset Management, LLC, a Delaware limited liability company (the “Sub-Adviser”) have entered into Sub-Advisory Agreements, pursuant to which the Sub-Adviser furnishes investment advisory services to various series of Nuveen Investment Funds, Inc. f/k/a First American Investment Funds, Inc. as listed on attached Schedule A; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year, provided that such continuance is specifically approved for each Portfolio (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Directors of Nuveen Investment Funds, Inc., including the independent Directors, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement with respect to each Portfolio until August 1, 2013, in the manner required by the Investment Company Act of 1940.

Dated as of December 5, 2012

NUVEEN FUND ADVISORS, INC.

By:	/s/ Gifford R. Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

By:	/s/ Kevin J. McCarthy
Its:	Managing Director

ATTEST:

/s/ Virginia O’Neal

SCHEDULE A TO SUB-ADVISORY AGREEMENT RENEWAL

Fund in Nuveen Investment Funds, Inc.	Date of Contract	Date of Renewal
Nuveen Core Plus Bond Fund	January 1, 2011	December 31, 2012
Nuveen Dividend Value Fund	January 1, 2011	December 31, 2012
Nuveen Equity Index Fund	January 1, 2011	December 31, 2012
Nuveen Global Infrastructure Fund	January 1, 2011	December 31, 2012
Nuveen High Income Bond Fund	January 1, 2011	December 31, 2012
Nuveen Inflation Protected Securities Fund	January 1, 2011	December 31, 2012
Nuveen Intermediate Government Bond Fund	January 1, 2011	December 31, 2012
Nuveen Intermediate Term Bond Fund	January 1, 2011	December 31, 2012
Nuveen International Fund	January 1, 2011	December 31, 2012
Nuveen International Select Fund	January 1, 2011	December 31, 2012
Nuveen Large Cap Growth Opportunities Fund	January 1, 2011	December 31, 2012
Nuveen Large Cap Select Fund	January 1, 2011	December 31, 2012
Nuveen Mid Cap Growth Opportunities Fund	January 1, 2011	December 31, 2012
Nuveen Mid Cap Index Fund	January 1, 2011	December 31, 2012
Nuveen Mid Cap Select Fund	January 1, 2011	December 31, 2012
Nuveen Mid Cap Value Fund	January 1, 2011	December 31, 2012
Nuveen Minnesota Intermediate Municipal Bond Fund	January 1, 2011	December 31, 2012
Nuveen Minnesota Municipal Bond Fund	January 1, 2011	December 31, 2012
Nuveen Nebraska Municipal Bond Fund	January 1, 2011	December 31, 2012
Nuveen Oregon Intermediate Municipal Bond Fund	January 1, 2011	December 31, 2012
Nuveen Quantitative Enhanced Core Equity Fund	January 1, 2011	December 31, 2012
Nuveen Real Asset Income Fund	September 12, 2011	Initial term: September 12, 2011 through August 1, 2013
Nuveen Real Estate Securities Fund	January 1, 2011	December 31, 2012
Nuveen Short Term Municipal Bond Fund	January 1, 2011	December 31, 2012
Nuveen Short Term Bond Fund	January 1, 2011	December 31, 2012
Nuveen Small Cap Growth Opportunities Fund	January 1, 2011	December 31, 2012
Nuveen Small Cap Index Fund	January 1, 2011	December 31, 2012
Nuveen Small Cap Select Fund	January 1, 2011	December 31, 2012
Nuveen Small Cap Value Fund	January 1, 2011	December 31, 2012
Nuveen Tactical Market Opportunities Fund	January 1, 2011	December 31, 2012
Nuveen Strategic Income Fund	January 1, 2011	December 31, 2012